EXHIBIT (d)(1)(g)

INVESTMENT ADVISORY AGREEMENT

SCHEDULE A

MAY 1, 2013

PORTFOLIO NAME	PERCENTAGE OF AVERAGE DAILY NET ASSETS
Transamerica AEGON Active Asset Allocation - Conservative VP	0.55% of the first $50 million

Transamerica AEGON Active Asset Allocation – Moderate Growth VP	0.53% over $50 million up to $250 million 0.51% in excess of $250 million

Transamerica AEGON Active Asset Allocation – Moderate VP

Transamerica AEGON High Yield Bond VP	0.64% of the first $750 million 0.60% in excess of $750 million

Transamerica AEGON Money Market VP	0.35%

Transamerica AEGON U.S. Government Securities VP	0.55%

Transamerica AllianceBernstein Dynamic Allocation VP	0.75% of the first $250 million 0.70% in excess of $250 million

Transamerica Asset Allocation - Conservative VP	0.10%

Transamerica Asset Allocation - Growth VP

Transamerica Asset Allocation - Moderate Growth VP

Transamerica Asset Allocation - Moderate VP

Transamerica Barrow Hanley Dividend Focused VP	0.75% of the first $200 million 0.65% over $200 million up to $500 million 0.60% in excess of $1 billion

Transamerica BlackRock Global Allocation VP	0.05%

Transamerica BlackRock Tactical Allocation VP	0.10% of the first $1 billion 0.08% in excess of $1 billion

Transamerica BNP Paribas Large Cap Growth VP	0.675% of the first $250 million 0.65% over $250 million up to$1 billion 0.60% in excess of $1 billion

Transamerica Clarion Global Real Estate Securities VP	0.80% of the first $250 million 0.775% over $250 million up to $500 million 0.70% over $500 million up to $1 billion 0.65% in excess of $1 billion

Transamerica Hanlon Income VP	0.90% of the first $500 million 0.875% over $500 million up to $1 billion 0.85% in excess of $1 billion

Transamerica ING Balanced Allocation VP	0.10%

Transamerica ING Conservative Allocation VP	0.10%

Transamerica ING Intermediate Bond VP	0.50% of the first $1 billion 0.48% in excess of $1 billion

Transamerica ING Large Cap Growth VP	0.80% of the first $200 million 0.75% over $200 million up to $1 billion 0.72% over $1 billion

Transamerica ING Limited Maturity Bond VP	0.50% of the first $250 million 0.475% over $250 million up to $1 billion 0.46% in excess of $1 billion

Transamerica ING Mid Cap Opportunities VP	0.83% of the first $100 million 0.815% over $100 million up to $1 billion 0.80% in excess of $1 billion

Transamerica ING Moderate Growth Allocation VP	0.10%

Transamerica International Moderate Growth VP	0.10%

Transamerica Janus Balanced VP	0.73% of the first $250 million 0.70% over $250 million up to $500 million 0.675% over $500 million up to $1 billion 0.65% in excess of $1 billion

Transamerica Jennison Growth VP	0.80% of the first $250 million 0.75% over $250 million up to $500 million 0.70% over $500 million up to $1 billion 0.60% in excess of $1 billion

Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million 0.40% over $750 million up to $1 billion 0.375% in excess of $1 billion

Transamerica JPMorgan Enhanced Index VP	0.74% of the first $750 million 0.69% over $750 million up to $1 billion 0.65% in excess of $1 billion

Transamerica JPMorgan Mid Cap Value VP	0.85% up to $100 million 0.80% in excess of $100 million

Transamerica JPMorgan Tactical Allocation VP	0.70% of the first $500 million 0.675% over $500 million up to $750 million 0.65% in excess of $750 million

Transamerica Legg Mason Dynamic Allocation – Balanced VP	0.58% of the first $350 million 0.56% over $350 million up to $750 million 0.53% over $750 million up to $1.5 billion 0.51% in excess of $1.5 billion

Transamerica Legg Mason Dynamic Allocation – Growth VP	0.60% of the first $250 million 0.57% over $250 million up to $750 million 0.54% over $750 million up to $1 billion 0.53% over $1 billion up to $1.5 billion 0.52% over $1.5 billion

Transamerica Madison Balanced Allocation VP	0.15%

Transamerica Madison Conservative Allocation VP	0.15%

Transamerica Madison Diversified Income VP	0.75%

Transamerica Market Participation Strategy VP	0.65% of the first $500 million 0.62% over $500 million up to $1 billion 0.59% over $1 billion up to $1.5 billion 0.57% over $1.5 billion

Transamerica MFS International Equity VP	0.90% of the first $250 million 0.875% over $250 million up to $500 million 0.85% over $500 million up to $1 billion 0.80% in excess of $1 billion

Transamerica Morgan Stanley Capital Growth VP	0.80% of the first $500 million 0.675% in excess of $500 million

Transamerica Morgan Stanley Mid-Cap Growth VP	0.80% of the first $1 billion 0.775% in excess of $1 billion

Transamerica Multi-Managed Balanced VP	0.75% of the first $500 million 0.65% over $500 million up to $1 billion 0.60% in excess of $1 billion

Transamerica PIMCO Real Return TIPS VP	0.70% of the first $250 million 0.65% over $250 million up to $750 million 0.60% over $750 million up to $1 billion 0.55% in excess of $1 billion

Transamerica PIMCO Tactical - Balanced VP	0.78% of the first $250 million 0.77% over $250 million up to $750 million 0.76% over $750 million up to $1.5 billion 0.73% in excess of $1.5 billion

Transamerica PIMCO Tactical - Conservative VP	0.76% of the first $750 million 0.75% over $750 million up to $1.5 billion 0.72% in excess of $1.5 billion

Transamerica PIMCO Tactical - Growth VP	0.79% of the first $250 million 0.78% over $250 million up to $750 million 0.76% over $750 million up to $1.5 billion 0.73% in excess of $1.5 billion

Transamerica PIMCO Total Return VP	0.675% of the first $250 million 0.65% over $250 million up to $750 million 0.60% in excess of $750 million

Transamerica ProFundUltraBear VP	0.85% of the first $250 million 0.80% over $250 million up to $750 million 0.75% in excess of $750 million

Transamerica Systematic Small/Mid Cap Value VP	0.80% of the first $500 million 0.75% in excess of $500 million

Transamerica T. Rowe Price Small Cap VP	0.75%

Transamerica TS&W International Equity VP	0.80% of the first $250 million 0.75% over $250 million up to $500 million 0.725% over $500 million up to $1 billion 0.70% in excess of $1 billion

Transamerica Vanguard ETF Portfolio – Aggressive Growth VP	0.32% of the first $50 million

Transamerica Vanguard ETF Portfolio – Balanced VP	0.30% over $50 million up to $250 million

Transamerica Vanguard ETF Portfolio – Conservative VP	0.28% in excess of $250 million

Transamerica Vanguard ETF Portfolio – Growth VP

Transamerica WMC Diversified Growth VP	0.75% of the first $500 million 0.70% over $500 million up to $2.5 billion 0.65% in excess of $2.5 billion

Transamerica WMC Diversified Growth II VP	0.30%